EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-232743) of Amcor Plc of our report dated December 14, 2018 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers
Melbourne, Australia
September 3, 2019